Filed pursuant to Rule 433
Registration Nos. 333-185337
and 333-185337-03

Free Writing Prospectus
Dated August 20, 2013

**New ABS ** $755.5MM CNH EQUIPMENT 2013-C

JT-BOOKS:  CS(str), DB, Rabobank

CO-MGRS:  Citi,Fifth Third Sec, SocGen

CLS	AMT($mm)	S&P/MDY	WAL	EXPCT	B-MARK	SPREAD	YIELD	CPN	$ PX
A-1	165.000	A-1+/P-1	0.36	05/14	YIELD	0.25%	0.25%	.25	100.00000
A-2	250.000	AAA/Aaa	1.14	06/15	EDSF	+27	0.631	.63	99.99981
A-3	223.000	AAA/Aaa	2.44	01/17	ISWPS	+34	1.027	1.02	99.98843
A-4	100.500	AAA/Aaa	3.80	07/17	ISWPS	+44	1.677	1.67	99.99571
B	17.000	A+/A2	3.88	07/17	ISWPS	+80	2.072	2.06	99.98845

* Deal will not grow

Pricing Speed:  20 CPR 10% cleanup call

TIMING: Priced

Settle:  8/29/2013

ERISA: YES

First Payment:  9/16/2013

MIN DENOM: $1k x $1.00

Registration:  Public, SEC-registered

B & D: Credit Suisse

* Netroadshow: www.netroadshow.com

Entry Code: CNH2013

* Intexnet: csfcnh_2013-c_red

Password:  9KU3

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST,YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV.  ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.